EXHIBIT 5.2



INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P. O. BOX 2508
CINCINNATI, OH 45201
                                         Employer Identification Number:
Date: November 20, 1998                        91-1811311
                                         DLN:
CENTRAL FREIGHT LINES INC                      1700769019008
C/O G MAYNARD GREEN                      Person to Contact:
510 N VALLEY MILLS DR STE 500                  CINDY PERRY
WACO, TX 76710                           Contact Telephone Number:
                                               (877) 829-5500
                                         Plan Name:
                                           CENTRAL FREIGHT LINES INC 401K
                                           SAVINGS PLAN
                                         Plan Number: 001

Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the plan adopted on 6-27-97.

         This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

         This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

         This plan satisfies the nondiscriminatory current availability require-ments of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

        This letter considers the amendments required by the Tax Reform of 1986, except as otherwise specified in this letter.


                                                           Letter   835 (DO/CG)

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        CENTRAL FREIGHT LINES INC


        This letter considers the changes in the qualifications requirements made by the Uruguay Round Agreements Act (GATT), Pub. L. 103-465, and the Taxpayer Relief Act of 1997, Pub. L. 105-34, and the changes in the qualifications requirements made by the Small Business Job Protection Act of 1996, Pub. L. beginning after December 31, 1998.

         The information on the enclosed Publication 794 is an integral part of this determination. Please be sure to read and keep it with this letter.

         The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown below.


                                    Sincerely yours,


                                    /s/ Glen E. Henderson

                                    District Director





Enclosures:
Publication 794
Reporting & Disclosure Guide
      For Employee Benefit Plans










                                                           Letter  835 (DO/CG)